UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2005

Citizens Bancshares Corporation

(Exact name of registrant as specified in its charter)

Georgia	333-38509	58-1631302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Piedmont Avenue, NE, Atlanta, Georgia, USA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-5959

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On August 15, 2005 Citizens Bancshares Corporation (the “Registrant”) issued a press release announcing its second quarter earnings for 2005.  A copy of the press release issued by the Registrant is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06  Material Impairments

The Company currently holds 20,000 shares of perpetual preferred stock of the Federal National Mortgage Association (“Fannie Mae”) and 8,000 shares of perpetual preferred stock of the Federal Home Loan Mortgage Corporation (“Freddie Mac”).  The Fannie Mae and Freddie Mac preferred stock is collectively referred to herein as the “Preferred Stock.”  Prior to the actions described in this paragraph, The Company had a book value in the Preferred Stock of $1,400,000.  At June 30, 2005, the Preferred Stock had a current market value of $1,054,000.  The Company has determined that the Preferred Stock is impaired and wrote down the value of the Preferred Stock to $1,054,000, which resulted in a charge of $346,000 in the second quarter of 2005.

In connection with the preparation of its second quarter 2005 financial statements, the Company assessed whether the impairment of the Preferred Stock was “other than temporary” in accordance with Generally Accepted Accounting Principles. The Company’s assessment considered the duration and severity of the unrealized loss, the financial condition and near term prospects of the issuers, and the Company’s intent and ability to hold the investments to allow for a recovery in market value in a reasonable period of time.  Based on this assessment, the Company concluded that the impairment was other than temporary and recorded an impairment charge of $346,000 to reflect the investments at their fair values.  The value of the Preferred Stock will be periodically re-assessed in accordance with Generally Accepted Accounting Principles.

Item 9.01  Financial Statements, Pro Forma Information, and Exhibits

 Exhibit 99.1

Press Release of Registrant, dated August 15, 2005, announcing second quarter 2005 results.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCSHARES CORPORATION

	By:	/s/ James E. Young
James E. Young
President and CEO

Dated: August 15, 2005